UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 3, 2006
VIACELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
245 First Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 914-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On August 3, 2006, ViaCell, Inc. issued a press release relating to its results of operations and financial condition for the second quarter of 2006. The press release attached as Exhibit 99.1 includes information with respect to ViaCell’s pro forma basic and diluted net loss per common share in the first six months of 2005. These are non-GAAP financial measures. Management believes that these non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance. Management uses these non-GAAP financial measures to establish operational goals and believes that they may assist investors in analyzing the underlying trends in the Company’s business over time. The presentation of this information is not meant to be considered in isolation or as a substitute for GAAP financial measures.
     The information furnished herewith pursuant to Item 2.02 of this Current Report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 — Press release issued by ViaCell, Inc. dated August 3, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.

Date: August 3, 2006	By:	/s/ Stephen Dance

		Name:	Stephen Dance
		Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT LIST

Exhibit	Description
99.1	Press release issued by ViaCell, Inc. dated August 3, 2006